GMACM Home Equity Loan Trust 2006-HE3

$1,142,334,000 (Approximate)

Subject to a +/- 10% variance

Subject to Revision

August 23, 2006 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Computational Materials

$1,142,334,000 (Approximate)

GMACM Home Equity Loan Trust 2006-HE3

Issuing Entity

Residential Asset Mortgage Products, Inc.

Depositor

GMAC Mortgage Corporation

Sponsor and Servicer

August 23, 2006

Expected Timing:	Pricing Date:	On or about August [25], 2006
	Closing Date:	On or about August 30, 2006
	First Payment Date:	September 25, 2006

Structure:	Initial Collateral:	Approximately $ 1,149,229,742 Closed-End, Fixed-Rate, Primarily Second-Lien Home Equity Loans
	Rating Agencies:	Moody’s and Standard & Poor’s

Free Writing Prospectus for

GMACM 2006-HE3

Preliminary Term Sheet	Prepared: August 23, 2006

$1,142,334,000 (Approximate)

GMACM HOME EQUITY LOAN TRUST 2006-HE3

(CREDIT ENHANCER)

Class(1)	Note Balance(2)	WAL (Yrs.) Call/Mat(3)	Payment Window Call/Mat (Months)(3)	Note Rate	Expected Rating (S&P/Moody’s)	Legal Final Maturity
A-1	$589,100,000	0.90 / 0.90	1-21 / 1-21	Floater(4)	AAA/Aaa	October 2036
A-2	$160,700,000	2.00 / 2.00	21-28 / 21-28	Fixed(5)	AAA/Aaa	October 2036
A-3	$185,800,000	3.00 / 3.00	28-48 / 28-48	Fixed(5)	AAA/Aaa	October 2036
A-4	$92,501,000	4.66 / 5.46	48-60 / 48-137	Fixed(5)	AAA/Aaa	October 2036
A-5	$114,233,000	4.64 / 5.82	37-60 / 37-135	Fixed(5)	AAA/Aaa	October 2036
Total	$1,142,334,000

(1)	The Class A-1, Class A-2, Class A-3, Class A-4 ,and Class A-5 Notes are backed by a pool of closed-end, fixed-rate, primarily second-lien home equity loans (the “Mortgage Loans”).
(2)	Subject to a plus or minus 10% variance.
(3)	The Weighted Average Life and Payment Windows are shown to the Optional Redemption (as defined herein) and to maturity based on the Pricing Prepayment Assumption (as described herein).
(4)

The Class A-1 Notes will accrue interest at a rate equal to the least of (i) One Month LIBOR plus the related margin (ii) the Net WAC Rate plus amounts received under the Class A-1 Cap Agreement and (iii) [10.00%].

(5)

The Class A-2, Class A-3, Class A-4 and Class A-5 Notes rates will be equal to the lesser of (i) a fixed rate determined at pricing and (ii) the Net WAC Rate. The Note Rate on the Class A-4 and Class A-5 Notes will increase by [0.50%] per annum for each Payment Date beginning with the second Payment Date that the servicer could purchase the mortgage loans as described hereon.

Depositor:	Residential Asset Mortgage Products, Inc.

Seller and Servicer:	GMAC Mortgage Corporation ("GMACM") and a trust established by an affiliate of GMACM will be the Sellers of the mortgage Loans. GMACM will be the Servicer of the mortgage loans.

Bond Insurer:	Financial Guaranty Insurance Company (“FGIC”).

Lead Manager:	J.P. Morgan Securities Inc.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

Co-Managers:	Bear, Stearns & Co. Inc.
Residential Funding Securities, LLC.

Owner Trustee:	Wilmington Trust Company.

Indenture Trustee:	JP Morgan Chase Bank, NA

Class A-1 Cap Provider:	JP Morgan Chase Bank, NA

Notes:	The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (collectively, the “Class A Notes” or the “Notes”). The Notes are being offered publicly.

Federal Tax Status:

It is anticipated that the Notes will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes.

Registration:	The Notes will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	August 1, 2006.

Expected Pricing Date:	On or about August [25], 2006.

Expected Closing Date:	On or about August 30, 2006.

Payment Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in September 2006.

Interest Accrual Period:

With respect to each Payment Date, the “Interest Accrual Period” with respect to the Class A-1 Notes will be calculated beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date. Interest on the Class A-1 Notes will be calculated on an actual/360 basis.

The Interest Accrual Period with respect to the Class A-2, Class A-3, Class A-4 and Class A-5 Notes will be the calendar month proceeding the month in which such Payment Date occurs. Interest on the Class A-2, Class A-3, Class A-4 and Class A-5 Notes will accrue on a 30-day month and a 360-day year.

Accrued Interest:

The Class A-1 Notes will settle flat on the Closing Date. The price to be paid by investors for the Class A-2, Class A-3, Class A-4 and Class A-5 Notes will include “Accrued Interest” from August 1, 2006 up to, but not including, the Closing Date ([29] days).

Credit Enhancement:	Excess spread, overcollateralization, and a Policy (as defined herein) to be provided by FGIC.

ERISA Eligibility:

The Notes are expected to be ERISA eligible. Prospective investors must review the Prospectus and Prospectus Supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

SMMEA Treatment:	The Notes will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Redemption:

A principal payment may be made to redeem the Notes upon the exercise by the Servicer of its option to purchase the Mortgage Loans together with the assets of the trust after the aggregate principal balance of the Notes has been reduced to an amount less than 10% of the aggregate principal balance of the Notes as of the Closing Date.

Pricing Prepayment
Assumption:	Months 1 through Month 12:	12% CPR – 40% CPR
	Months 13 through Month 24:	40% CPR
	Months 25 through Month 36:	40% CPR – 35% CPR
	Month 37 and thereafter:	35% CPR

Net Loan Rate:	The “Net Loan Rate” for any Mortgage Loan will be equal to the mortgage rate for such
Mortgage Loan less the servicing fee rate.

Net WAC Rate:

The "Net WAC Rate" for any Payment Date is a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Loan Rates of the mortgage loans, weighted on the basis of the aggregate principal balances thereof as of the due date in the month preceding the month of such Payment Date, over (ii) the premium rate on the Policy, multiplied by a fraction, the numerator of which is the aggregate principal balance of the Class A Notes and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the due date in the month preceding the month of such Payment Date. For the Class A-1 Notes only, the Net WAC Rate is adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Initial Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the initial mortgage loans was approximately $861,922,307, the “Initial Mortgage Loans.” See the attached collateral descriptions for additional information on the Initial Mortgage Loans.

Pre-funding:

On the Closing Date, approximately $287,307,436 will be deposited into an account designated the “Pre-Funding Account”. This amount will be funded from the proceeds of the sale of the Notes. During the pre-funding period, funds on deposit in the Pre-Funding Account will be used by the trust to buy mortgage loans from the Sellers from time to time.

The pre-funding period will be the period from the closing date to the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the Distribution Date in November 2006 and (iii) the occurrence, if any, of a default by the Servicer under the servicing agreement.

The mortgage loans sold to the trust after the Closing Date will conform to certain specified characteristics.

Amounts on deposit in the Pre-Funding Account will be invested in permitted investments as specified in the Indenture. Any amounts remaining in the Pre-Funding Account at the end of the pre-funding period will be used to make principal payments on the Class A Notes on a pro rata basis.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

Overcollateralization
Amount:

The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Class A Notes. On any Payment Date, to the extent the Overcollateralization Amount is less than the Overcollateralization Target Amount, excess spread will be directed to build the Overcollateralization Amount until the Overcollateralization Target Amount is reached. On the Closing Date the Overcollateralization Amount will be equal to approximately 0.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, together with the amount deposited in the Pre-Funding Account on the Closing Date.

Overcollateralization Target
Amount:

On any Payment Date prior to the Stepdown Date, excess spread will be applied as a payment of principal on the Class A Notes, then entitled to principal, to build the Overcollateralization Amount until such amount equals 1.30% of the sum of (i) aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) the amount deposited in the Pre-Funding Account on the Closing Date (the “Overcollateralization Target Amount”). On or after the Stepdown Date, the Overcollateralization Target Amount will be allowed to step down to a certain amount (specified in the Indenture, subject to certain performance triggers) provided that the Overcollateralization Target Amount may not be less than 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, together with the amount deposited in the Pre-Funding Account on the Closing Date.

Stepdown Date:	The later to occur of:
(i) the Payment Date in March 2009; and,
(ii) the first Payment Date in which the aggregate principal balance of the Mortgage Loans is less than 50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Policy:	FGIC will issue a note insurance policy (“The Policy”) with respect to the Notes which will guarantee timely payment of interest and ultimate repayment of principal to the holders of the Notes.

Priority of
Distributions:	Available funds will be distributed in the following order of priority:

1) to the Bond Insurer, its premium;
2) to the holders of the Notes, accrued interest and any unpaid interest;
3) to the holders of the Class A-5 Notes in the amount of the Class A-5 Lockout Distribution Amount;
4) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Notes principal (without regard to the Class A-5 Lockout Distribution Amount), sequentially;
5) to the Bond Insurer, for unreimbursed draws made on the Policy;
6) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Notes sequentially, any excess spread used to build overcollateralization, if required;
7) to the indenture trustee, any unpaid expenses and other reimbursable amounts
8) pro rata, any Interest Carry Forward Amount; and
.	9) any remaining amounts to holders of the certificates

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

Class A-5 Lockout
Distribution Amount:	For any Payment Date, the product of (x) the Class A-5 Lockout Percentage for that Payment Date and (y) the Class A-5 Pro Rata Distribution Amount for that Payment Date.

Class A-5 Lockout
Percentage:	For each Payment Date, the applicable percentage set forth below:

	Payment Date	Lockout Percentage
	September 2006 through August 2009	0%
	September 2009 through August 2011	45%
	September 2011 through August 2012	80%
	September 2012 through August 2013	100%
	September 2013 and thereafter	300%

Class A-5 Pro Rata
Distribution Amount:

For any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the principal balance of the Class A-5 Notes immediately prior to that Payment Date and the denominator of which is the aggregate principal balance of the Class A Notes immediately prior to that Payment Date and (y) the principal distribution amount for that Payment Date.

Interest Carry Forward
Amount:
	For any Payment Date and any class of Notes other than the Class A-1 Notes, the sum of:

	1) if on that Payment Date the Note Rate on the Notes for a particular class is limited to the Net WAC Rate, the excess of:

	• The amount of interest that the class of Notes would have been entitled to receive without regard to the Net Wac Rate, over
	• The amount of interest that that class of Notes was entitled to receive on that Payment Date because the applicable Note Rate was calculated at the Net Wac Rate; and

2)    the Interest Carry Forward Amount for all previous Payment Dates for such class of Notes not previously paid, together with interest thereon at a rate equal to the applicable Note Rate for that Payment Date.

	For any Payment Date and the Class A-1 Notes, the sum of:

	1) if on that Payment Date the Note Rate on the Class A-1 Notes is limited to the Net WAC Rate, the excess of:

	• The amount of interest that the Class A-1 Notes would have been entitled to receive on that Payment Date had the applicable Note Rate been calculated as a per annum rate equal to the lesser of:

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

a) One-Month LIBOR plus the related Note Margin; and
b) [10.00%]; over

• The amount of interest that that Class A-1 Notes were entitled to receive on that Payment Date because the applicable Note Rate was calculated at the Net Wac Rate; and

2)   the Interest Carry Forward Amount for all previous Payment Dates for the Class A-1 Notes not previously paid, together with interest thereon at a rate equal to the applicable Note Rate for that Payment Date.

The policy will not cover Interest Carry Forward Amounts.

Class A-1 Cap Agreement:

On the Closing Date, the Indenture Trustee will enter into the Class A-1 Cap Agreement with the cap counterparty described in the prospectus supplement for the benefit of the of the Class A-1 Notes With respect to the Class A-1 Notes and each Payment Date, payments under the Class A-1 Cap Agreement will be made based on (a) an amount equal to the Class A-1 Yield Maintenance Agreement Notional Balance for that payment date as set forth in the prospectus supplement and (b) the positive excess of (i) [the lesser of (x)] One-Month LIBOR [and (y) [10.00]% per annum], over (ii) the Class A-1 Monthly Strike Rate for that Payment Date as set forth in the prospectus supplement, calculated on an actual/360-day basis. The Class A-1 Cap Agreement will terminate on the Payment Date in [May 2008]

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	50%	75%	100%	125%	150%
Class A-1
WAL (yrs)	1.59	1.14	0.90	0.75	0.65
Principal Window (months)	1 - 41	1 - 27	1 - 21	1 - 17	1 - 14
# of months of principal payment	41	27	21	17	14
Class A-2
WAL (yrs)	4.21	2.70	2.00	1.60	1.33
Principal Window (months)	41 - 62	27 - 39	21 - 28	17 - 22	14 - 18
# of months of principal payment	22	13	8	6	5
Class A-3
WAL (yrs)	7.44	4.36	3.00	2.25	1.82
Principal Window (months)	62 - 122	39 - 72	28 - 48	22 - 34	18 - 26
# of months of principal payment	61	34	21	13	9
Class A-4
WAL (yrs)	10.15	6.76	4.66	3.33	2.49
Principal Window (months)	122 - 122	72 - 83	48 - 60	34 - 45	26 - 35
# of months of principal payment	1	12	13	12	10
Class A-5
WAL (yrs)	6.90	5.84	4.64	3.67	2.90
Principal Window (months)	37 - 122	37 - 83	37 - 60	37 - 45	35 - 35
# of months of principal payment	86	47	24	9	1

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	50%	75%	100%	125%	150%
Class A-1
WAL (yrs)	1.59	1.14	0.90	0.75	0.65
Principal Window (months)	1 - 41	1 - 27	1 - 21	1 - 17	1 - 14
# of months of principal payment	41	27	21	17	14
Class A-2
WAL (yrs)	4.21	2.70	2.00	1.60	1.33
Principal Window (months)	41 - 62	27 - 39	21 - 28	17 - 22	14 - 18
# of months of principal payment	22	13	8	6	5
Class A-3
WAL (yrs)	7.47	4.36	3.00	2.25	1.82
Principal Window (months)	62 - 130	39 - 72	28 - 48	22 - 34	18 - 26
# of months of principal payment	69	34	21	13	9
Class A-4
WAL (yrs)	13.95	9.21	5.46	3.40	2.49
Principal Window (months)	130 - 251	72 - 180	48 - 137	34 - 52	26 - 35
# of months of principal payment	122	109	90	19	10
Class A-5
WAL (yrs)	6.96	6.25	5.82	5.05	4.01
Principal Window (months)	37 - 249	37 - 177	37 - 135	37 - 105	35 - 82
# of months of principal payment	213	141	99	69	48

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

Mortgage Loan Statistics

(as of the Cut-off Date)

		Minimum	Maximum
Scheduled Principal Balance	$862,151,424	$1,818	$498,700
Average Scheduled Principal Balance	$52,062
Number of Mortgage Loans	16,560

Weighted Average Gross Coupon	8.593%	4.875%	15.450%
Weighted Average FICO Score	720	580	822
Weighted Average Combined Original LTV	74.84%	2.72%	100.00%

Weighted Average Original Term	272	60	360
Weighted Average Stated Remaining Term	270	17	360
Weighted Average Seasoning	2	0	104

Maturity Date		January 1, 2008	September 1, 2036
Maximum ZIP Code Concentration	93551(0.19%)

ARM	0.00%	Investor	0.06%
Fixed Rate	100.00%	Primary	98.68%
		Second Home	1.26%
Interest Only	0.00%
Not Interest Only	100.00%	2 Units	1.11%
		Condo	6.13%
First Lien	5.77%	Manufactured Housing	0.00%
Second Lien	94.23%	PUD	8.13%
		Single Family	84.56%
Full Documentation	48.80%	Townhouse	0.07%
Stated Income AAA	41.82%
Lite Documentation	1.84%
Stated Income Documentation	7.54%	Top Five States
No Documentation	0.00%	California	25.23%
		Florida	7.16%
Cash Out Refinance	82.51%	New Jersey	5.14%
Purchase	12.42%	New York	4.21%
Rate/Term Refinance	5.07%	Michigan	4.10%

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Computational Materials for

GMACM 2006-HE3

Original Principal Balances

			Percent of		Weighted	Weighted
Range of	Number	Current	Current	Weighted	Average	Average
Original Principal	of	Principal	Principal	Average	Original	Credit
Balances ($)	Loans	Balance	Balance	Coupon	CLTV	Score
25,000 or less	3,532	$71,415,274.11	8.28%	8.813%	71.68%	713
25,001 - 50,000	7,053	264,765,110.07	30.71	8.753	73.69	716
50,001 - 75,000	3,081	191,225,910.06	22.18	8.566	75.67	723
75,001 - 100,000	1,550	136,103,418.07	15.79	8.561	74.77	717
100,001 - 125,000	550	61,981,909.05	7.19	8.479	78.10	723
125,001 - 150,000	368	51,223,131.15	5.94	8.407	76.69	722
150,001 - 175,000	154	24,984,372.86	2.90	8.450	80.08	725
175,001 - 200,000	144	27,355,473.58	3.17	8.240	72.37	727
200,001 - 225,000	40	8,467,037.72	0.98	8.307	78.05	735
225,001 - 250,000	42	10,223,369.76	1.19	7.961	73.79	734
250,001 - 275,000	9	2,307,309.42	0.27	7.264	74.39	755
275,001 - 300,000	18	5,291,600.59	0.61	8.208	80.31	741
300,001 - 325,000	4	1,264,146.43	0.15	6.895	69.71	761
325,001 - 350,000	8	2,713,603.79	0.31	8.863	71.17	717
350,001 - 375,000	2	711,000.00	0.08	7.237	60.94	755
375,001 - 400,000	3	1,179,486.35	0.14	7.229	66.04	754
425,001 - 450,000	1	440,571.41	0.05	8.100	99.23	716
475,001 - 500,000	1	498,700.00	0.06	7.050	78.86	786
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, the average original principal balance of the loans was $52,466.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Computational Materials for

GMACM 2006-HE3

Outstanding Principal Balances

			Percent of		Weighted	Weighted
Range of	Number	Current	Current	Weighted	Average	Average
Outstanding Principal	of	Principal	Principal	Average	Original	Credit
Balances ($)	Loans	Balance	Balance	Coupon	CLTV	Score
25,000 or less	3,647	$73,790,258.85	8.56%	8.764%	72.02%	714
25,001 - 50,000	6,986	264,458,209.74	30.67	8.754	73.69	716
50,001 - 75,000	3,053	190,420,253.92	22.09	8.569	75.58	723
75,001 - 100,000	1,544	136,157,254.28	15.79	8.560	74.68	717
100,001 - 125,000	541	61,193,411.93	7.10	8.495	78.21	723
125,001 - 150,000	366	51,070,729.27	5.92	8.417	76.82	722
150,001 - 175,000	156	25,387,049.55	2.94	8.404	80.05	726
175,001 - 200,000	139	26,577,431.41	3.08	8.311	72.34	726
200,001 - 225,000	41	8,691,628.37	1.01	8.259	77.98	736
225,001 - 250,000	42	10,240,191.77	1.19	7.960	73.31	734
250,001 - 275,000	8	2,065,896.76	0.24	7.347	76.68	755
275,001 - 300,000	18	5,291,600.59	0.61	8.208	80.31	741
300,001 - 325,000	4	1,264,146.43	0.15	6.895	69.71	761
325,001 - 350,000	8	2,713,603.79	0.31	8.863	71.17	717
350,001 - 375,000	2	711,000.00	0.08	7.237	60.94	755
375,001 - 400,000	3	1,179,486.35	0.14	7.229	66.04	754
425,001 - 450,000	1	440,571.41	0.05	8.100	99.23	716
475,001 - 500,000	1	498,700.00	0.06	7.050	78.86	786
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, the average outstanding principal balance of the loans was $52,062.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

14

Computational Materials for

GMACM 2006-HE3

Mortgage Loan Rates

			Percent of		Weighted	Weighted
Range of	Number	Current	Current	Weighted	Average	Average
Mortgage Loan	of	Principal	Principal	Average	Original	Credit
Rates (%)	Loans	Balance	Balance	Coupon	CLTV	Score
4.500 - 4.999	2	$74,447.47	0.01%	4.889%	64.80%	739
5.000 - 5.499	9	624,703.63	0.07	5.319	55.78	737
5.500 - 5.999	88	5,225,332.55	0.61	5.799	68.63	753
6.000 - 6.499	323	18,446,304.88	2.14	6.229	64.99	749
6.500 - 6.999	735	41,076,506.85	4.76	6.714	66.42	751
7.000 - 7.499	1,001	53,382,914.06	6.19	7.257	69.61	750
7.500 - 7.999	3,019	150,506,969.97	17.46	7.791	63.47	746
8.000 - 8.499	3,913	216,105,125.49	25.07	8.234	73.33	739
8.500 - 8.999	2,106	109,712,586.46	12.73	8.660	82.67	723
9.000 - 9.499	1,653	89,923,246.43	10.43	9.242	80.15	699
9.500 - 9.999	1,174	63,965,511.29	7.42	9.680	83.61	687
10.000 - 10.499	702	35,663,254.94	4.14	10.220	82.62	663
10.500 - 10.999	651	29,114,376.65	3.38	10.707	84.24	652
11.000 - 11.499	571	23,233,316.91	2.69	11.196	77.25	627
11.500 - 11.999	312	13,805,784.98	1.60	11.727	89.83	641
12.000 - 12.499	83	3,450,510.15	0.40	12.152	92.59	649
12.500 - 12.999	46	1,615,055.92	0.19	12.808	91.00	633
13.000 - 13.499	143	5,226,969.34	0.61	13.200	89.03	625
13.500 - 13.999	19	511,098.66	0.06	13.690	88.62	633
14.000 - 14.499	6	272,224.65	0.03	14.272	94.35	674
14.500 - 14.999	3	160,200.00	0.02	14.707	97.63	656
15.000 - 15.499	1	54,983.14	0.01	15.450	100.00	660
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, the weighted average Mortgage Rate of the loans was 8.593%.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

15

Computational Materials for

GMACM 2006-HE3

Credit Scores as of the Date of Origination

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
Range of	of	Principal	Principal	Average	Original	Credit
Credit Scores	Loans	Balance	Balance	Coupon	CLTV	Score
575 - 599	345	$11,773,464.14	1.37%	11.194%	67.57%	589
600 - 624	653	24,790,168.05	2.88	11.005	71.36	614
625 - 649	1,060	50,612,211.38	5.87	10.342	75.42	638
650 - 674	1,509	76,671,985.43	8.89	9.738	77.13	663
675 - 699	2,144	123,115,343.49	14.28	8.828	77.16	688
700 - 724	2,693	152,518,169.38	17.69	8.339	76.67	712
725 - 749	2,814	152,339,879.22	17.67	8.066	76.27	737
750 - 774	2,636	137,608,099.18	15.96	8.010	74.92	762
775 - 799	2,077	101,876,312.79	11.82	7.870	70.28	786
800 - 824	629	30,845,791.36	3.58	7.849	63.08	807
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Combined Loan to Value Ratios

			Percent of		Weighted	Weighted
Range of	Number	Current	Current	Weighted	Average	Average
Combined	of	Principal	Principal	Average	Original	Credit
Loan to Value Ratios (%)	Loans	Balance	Balance	Coupon	CLTV	Score
0.01 - 5.00	21	$563,934.60	0.07%	8.085%	4.38%	740
5.01 - 10.00	103	3,472,668.21	0.40	8.168	8.10	736
10.01 - 15.00	127	5,399,478.30	0.63	8.108	12.56	741
15.01 - 20.00	153	6,706,346.30	0.78	8.042	17.68	732
20.01 - 25.00	183	7,612,596.21	0.88	8.291	22.85	727
25.01 - 30.00	211	9,421,701.44	1.09	8.234	27.73	734
30.01 - 35.00	293	13,493,487.84	1.57	8.043	32.51	736
35.01 - 40.00	364	16,859,106.05	1.96	8.154	37.65	735
40.01 - 45.00	454	23,238,596.20	2.70	8.011	42.71	733
45.01 - 50.00	550	28,089,460.41	3.26	8.111	47.64	726
50.01 - 55.00	640	34,422,972.81	3.99	8.070	52.67	725
55.01 - 60.00	753	41,631,325.97	4.83	8.126	57.55	722
60.01 - 65.00	779	43,868,927.03	5.09	8.171	62.57	722
65.01 - 70.00	1,008	58,578,604.76	6.79	8.190	67.68	717
70.01 - 75.00	1,094	64,176,963.51	7.44	8.228	72.70	718
75.01 - 80.00	1,900	117,237,597.50	13.60	8.388	78.19	711
80.01 - 85.00	1,216	58,643,893.77	6.80	9.028	83.16	706
85.01 - 90.00	2,530	114,841,716.65	13.32	8.832	88.70	717
90.01 - 95.00	2,194	110,219,518.03	12.78	9.108	93.95	719
95.01 - 100.00	1,987	103,672,528.83	12.02	9.296	99.34	727
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

16

Computational Materials for

GMACM 2006-HE3

Original Term to Scheduled Maturity

			Percent of		Weighted	Weighted
Range of Original Term to	Number	Current	Current	Weighted	Average	Average
Scheduled Maturity	of	Principal	Principal	Average	Original	Credit
(months)	Loans	Balance	Balance	Coupon	CLTV	Score
1 - 60	112	$2,786,238.40	0.32%	8.118%	55.11%	739
61 - 120	459	15,276,488.10	1.77	8.006	60.29	734
121 - 180	5,936	269,396,512.44	31.25	8.283	71.36	727
181 - 240	379	19,879,734.13	2.31	8.230	72.43	730
241 - 300	5,664	344,584,661.20	39.97	8.809	73.26	708
301 - 360	4,010	210,227,790.15	24.38	8.718	83.44	726
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, the weighted average Original Term to Scheduled Maturity of the loans was 272 months.

Remaining Term to Scheduled Maturity

			Percent of		Weighted	Weighted
Range of Remaining Term	Number	Current	Current	Weighted	Average	Average
To Scheduled Maturity	of	Principal	Principal	Average	Original	Credit
(months)	Loans	Balance	Balance	Coupon	CLTV	Score
1 - 60	112	$2,786,238.40	0.32%	8.118%	55.11%	739
61 - 120	462	15,314,656.65	1.78	8.011	60.32	734
121 - 180	5,935	269,406,092.35	31.25	8.283	71.36	727
181 - 240	377	19,831,985.67	2.30	8.227	72.43	731
241 - 300	5,664	344,584,661.20	39.97	8.809	73.26	708
301 - 360	4,010	210,227,790.15	24.38	8.718	83.44	726
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, the weighted average Remaining Term to Scheduled Maturity of the loans was 270 months.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

17

Computational Materials for

GMACM 2006-HE3

Debt-to-Income Ratios

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
Range of	of	Principal	Principal	Average	Original	Credit
Debt-to-Income Ratios (%)	Loans	Balance	Balance	Coupon	CLTV	Score
0.01 - 20.00	707	$32,660,059.74	3.79%	8.055%	62.64%	742
20.01 - 25.00	1,030	47,446,565.42	5.50	8.124	68.37	742
25.01 - 30.00	1,761	81,118,081.44	9.41	8.335	71.79	733
30.01 - 35.00	2,477	122,291,863.07	14.18	8.405	73.52	726
35.01 - 40.00	2,940	156,493,468.07	18.15	8.580	76.13	720
40.01 - 45.00	3,639	197,163,088.19	22.87	8.785	75.85	710
45.01 - 50.00	2,767	154,626,750.58	17.93	8.710	77.41	715
50.01 - 55.00	863	48,341,396.79	5.61	9.055	79.85	704
55.01 - 60.00	306	18,400,122.26	2.13	9.020	79.48	707
60.01 >=	70	3,610,028.86	0.42	8.492	72.44	711
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, the weighted average Debt Ratio of the loans was 38.64%.

Fixed Rate and Adjustable Rate Loans

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
Fixed Rate /	of	Principal	Principal	Average	Original	Credit
Adjustable Rate	Loans	Balance	Balance	Coupon	CLTV	Score
Fixed Rate Mortgage	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Product Type Descriptions

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Product Type Description	Loans	Balance	Balance	Coupon	CLTV	Score
25 Year Fixed	5663	$344,568,877.90	39.97%	8.810%	73.26%	708
30 Year Fixed	4,010	210,227,790.15	24.38	8.718	83.44	726
15 Year Fixed	4,648	204,520,425.90	23.72	8.150	65.34	727
15/30 Fixed Balloon	1,288	64,876,086.54	7.52	8.704	90.34	728
20 Year Fixed	379	19,879,734.13	2.31	8.230	72.43	730
10 Yr Fixed	456	15,113,488.10	1.75	7.996	60.23	735
5 Yr Fixed	112	2,786,238.40	0.32	8.118	55.11	739
10/30 Fixed Balloon	3	163,000.00	0.02	8.929	65.75	717
25/30 Fixed Balloon	1	15,783.30	0.00	5.575	72.71	780
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

18

Computational Materials for

GMACM 2006-HE3

Interest Only

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Interest Only	Loans	Balance	Balance	Coupon	CLTV	Score
Not Interest Only	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Lien Position

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Lien	Loans	Balance	Balance	Coupon	CLTV	Score
First Lien	965	$49,781,087.42	5.77%	8.278%	41.95%	723
Second Lien	15,595	812,370,337.00	94.23	8.612	76.86	720
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Documentation Type

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Documentation Type	Loans	Balance	Balance	Coupon	CLTV	Score
Standard	9,176	$420,754,977.88	48.80%	9.014%	82.89%	704
Stated Income AAA	5,882	360,556,596.22	41.82	8.047	64.20	735
Family First Direct	452	22,691,384.23	2.63	8.112	74.49	740
Stated Income	224	12,827,078.58	1.49	9.858	87.34	728
No Income / No Appraisal	176	11,715,046.18	1.36	9.397	73.68	725
No Income Verification	134	10,399,842.35	1.21	9.584	77.74	722
Relocation	244	10,331,273.56	1.20	8.609	91.34	739
Select	73	6,134,990.17	0.71	8.030	78.73	745
Go Fast	170	5,482,549.90	0.64	8.297	90.82	761
Gm Expanded Family	27	1,216,196.20	0.14	8.138	73.60	722
Streamline	1	29,500.00	0.00	9.100	90.00	665
Super Express	1	11,989.15	0.00	8.900	89.14	738
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Loan Purpose

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Loan Purpose	Loans	Balance	Balance	Coupon	CLTV	Score
Cashout Refi	7,447	$402,499,167.74	46.69%	8.497%	72.10%	720
Debt Consolidation	4,501	244,976,375.58	28.41	8.782	72.15	708
Purchase	2,582	107,052,121.60	12.42	8.671	95.01	741
Home Improvement	1,220	63,662,889.99	7.38	8.585	69.52	722
Refinance	805	43,739,514.87	5.07	8.235	73.54	733
Education	5	221,354.64	0.03	8.949	81.18	706
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

19

Computational Materials for

GMACM 2006-HE3

Property Type

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Property Type	Loans	Balance	Balance	Coupon	CLTV	Score
Single Family	13,876	$729,015,827.89	84.56%	8.584%	73.54%	719
Planned Unit Development	1,330	70,114,342.47	8.13	8.668	85.06	725
Condominium	1,171	52,859,250.41	6.13	8.617	79.43	727
2-4 Family	168	9,599,862.55	1.11	8.677	73.59	711
Townhouse	15	562,141.10	0.07	7.586	81.19	739
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Occupancy Status

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Occupancy Status	Loans	Balance	Balance	Coupon	CLTV	Score
Primary Residence	16,329	$850,809,676.27	98.68%	8.596%	74.90%	720
Second Home	218	10,837,456.42	1.26	8.333	70.00	730
Investment Property	13	504,291.73	0.06	9.487	84.77	747
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Year of Origination

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Year of Origination	Loans	Balance	Balance	Coupon	CLTV	Score
1997	2	$24,421.07	0.00%	10.068%	59.72%	614
1998	1	13,747.48	0.00	10.000	90.00	605
2001	2	63,871.46	0.01	9.128	72.86	625
2002	239	6,917,212.36	0.80	7.340	82.82	744
2003	711	23,303,034.81	2.70	6.741	82.77	745
2004	3	66,488.75	0.01	8.606	78.07	603
2005	6	117,089.38	0.01	8.909	52.09	604
2006	15,596	831,645,559.11	96.46	8.655	74.56	719
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

Balloon Loans

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Balloon Loans	Loans	Balance	Balance	Coupon	CLTV	Score
Balloon Loan	1,292	$65,054,869.84	7.55%	8.704%	90.28%	728
Not Balloon Loan	15,268	797,096,554.58	92.45	8.584	73.58	719
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

20

Free Writing Prospectus for

GMACM 2006-HE3

Geographical Distribution

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Geographic Distribution	Loans	Balance	Balance	Coupon	CLTV	Score
Alabama	180	$6,808,705.56	0.79%	9.002%	78.83%	705
Alaska	73	4,057,171.59	0.47	8.779	78.86	718
Arizona	670	35,120,716.95	4.07	8.613	75.00	721
Arkansas	9	282,973.61	0.03	8.922	88.75	719
California	3,080	217,560,241.04	25.23	8.397	66.75	721
Colorado	497	24,367,645.60	2.83	8.527	85.15	730
Connecticut	331	17,725,211.44	2.06	8.823	76.70	708
Delaware	103	4,638,332.67	0.54	8.563	77.82	720
District of Columbia	21	1,517,594.14	0.18	8.437	76.26	722
Florida	1,200	61,760,782.46	7.16	8.669	70.48	713
Georgia	401	16,487,174.71	1.91	8.933	80.26	715
Hawaii	80	7,006,036.72	0.81	8.831	72.85	732
Idaho	101	4,825,080.91	0.56	8.958	79.13	712
Illinois	592	26,894,674.89	3.12	8.649	81.52	724
Indiana	289	10,112,459.27	1.17	8.708	85.07	724
Iowa	115	3,977,218.30	0.46	9.020	84.78	717
Kansas	104	4,082,136.70	0.47	8.269	84.06	736
Kentucky	77	3,063,054.25	0.36	9.052	82.93	713
Louisiana	87	3,007,398.65	0.35	8.912	75.72	707
Maine	80	3,507,702.01	0.41	8.296	69.45	735
Maryland	412	22,572,588.63	2.62	8.459	75.83	721
Massachusetts	626	31,653,371.30	3.67	8.042	77.06	727
Michigan	931	35,345,707.45	4.10	8.613	83.50	733
Minnesota	157	7,785,188.97	0.90	8.656	79.14	732
Mississippi	73	2,614,907.67	0.30	9.287	81.70	704
Missouri	230	8,348,538.86	0.97	8.803	81.77	720
Montana	63	2,759,382.55	0.32	9.136	82.68	720
Nebraska	52	1,890,911.46	0.22	8.873	85.23	722
Nevada	225	13,394,441.63	1.55	8.686	74.23	716
New Hampshire	173	8,601,283.19	1.00	8.483	80.18	726
New Jersey	752	44,296,339.99	5.14	8.707	72.77	710
New Mexico	94	4,150,878.84	0.48	8.657	73.29	720
New York	625	36,327,867.78	4.21	8.549	70.37	716
North Carolina	320	12,829,047.94	1.49	8.797	80.68	720
North Dakota	8	242,664.26	0.03	8.657	87.18	739
Ohio	272	9,952,612.99	1.15	9.118	84.10	710
Oklahoma	107	4,517,893.36	0.52	8.601	79.59	719
Oregon	284	15,052,560.75	1.75	8.807	80.71	720
Pennsylvania	626	28,907,353.86	3.35	8.811	79.37	719
Rhode Island	55	2,045,662.97	0.24	8.113	70.32	721
South Carolina	140	5,707,096.00	0.66	8.834	77.80	709
South Dakota	19	713,628.06	0.08	8.061	79.26	750
Tennessee	145	6,008,110.59	0.70	8.704	80.58	721
Texas	356	14,030,794.68	1.63	8.635	79.17	717
Utah	254	10,105,548.44	1.17	8.756	81.73	719
Vermont	60	2,969,192.48	0.34	8.691	75.79	725
Virginia	560	31,169,939.56	3.62	8.646	75.87	717
Washington	505	28,283,109.75	3.28	8.757	81.35	719
West Virginia	81	3,469,976.83	0.40	8.442	72.91	726

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

21

Free Writing Prospectus for

GMACM 2006-HE3

Wisconsin	220	7,748,815.48	0.90	8.668	83.94	730
Wyoming	45	1,853,696.63	0.22	8.942	83.26	724
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, no more than approximately 0.19% of the mortgage loans were secured by mortgage properties in any one postal zip code (93551).

Junior Ratios

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Range of Junior Ratios (%)	Loans	Balance	Balance	Coupon	CLTV	Score
N/A	965	$49,781,087.42	5.77%	8.278%	41.95%	723
0.01 - 5.00	481	10,312,109.51	1.20	8.372	53.31	727
5.01 - 10.00	3,288	102,264,442.10	11.86	8.456	66.60	722
10.01 - 15.00	3,773	160,794,480.41	18.65	8.478	71.96	721
15.01 - 20.00	3,814	204,137,761.06	23.68	8.706	81.19	722
20.01 - 25.00	1,859	125,101,687.96	14.51	8.634	77.87	714
25.01 - 30.00	1,148	91,662,509.17	10.63	8.712	80.19	714
30.01 - 35.00	579	52,565,848.70	6.10	8.648	81.41	719
35.01 - 40.00	320	30,265,579.18	3.51	8.710	83.55	718
40.01 - 45.00	157	16,526,551.79	1.92	8.745	84.69	724
45.01 - 50.00	79	7,954,888.98	0.92	8.591	85.42	723
50.01 - 55.00	52	5,476,872.98	0.64	8.730	88.00	719
55.01 - 60.00	16	2,049,821.56	0.24	8.954	91.71	726
60.01 - 65.00	11	1,225,115.84	0.14	8.748	84.39	753
65.01 - 70.00	11	1,096,579.09	0.13	9.092	85.22	714
70.01 - 75.00	5	774,328.78	0.09	8.401	88.21	758
75.01 - 80.00	2	161,759.89	0.02	8.763	93.77	751
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

•	As of the cut-off date, the weighted average junior ratio of the second lien loans was approximately 20.39%.

Prepayment Penalty Flag

			Percent of		Weighted	Weighted
	Number	Current	Current	Weighted	Average	Average
	of	Principal	Principal	Average	Original	Credit
Prepayment Penalty Term	Loans	Balance	Balance	Coupon	CLTV	Score
No Prepayment Penalty	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720
Total:	16,560	$862,151,424.42	100.00%	8.593%	74.84%	720

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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Free Writing Prospectus for

GMACM 2006-HE3

JP Morgan Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	212-834-5139	Brian McDonald	212-834-4154
	Paul White	212-834-5440	Andy Cherna	212-834-4154
	Tom Roh	212-834-5936	Randall Outlaw	212-834-4154
	Jamie Gordon	212-834-5409	Melissa Traylor	212-834-4154
	Alex Wiener	212-834-5435
	Shayna Stephanak	212-834-5727
	Kathryn Bauer	212-834-9986
	Shilla Kim-Parker	212-834-5006	Asset-Backed Trading
			Peter Basso	212-834-3720
Structuring	Vikas Garg	212-834-9593	Samir Noriega	212-834-3720
	Haroon Jawadi	212-834-5308	Maria Lopes	212-834-3720
	Kavitha Vignarajah	212-834-5399	Vikas Sarna	212-834-3720
	Alex Louis-Jeune	212-834-5033	Nick Sykes	212-834-3720
	Alissa Smith	212-834-5432
	Steven Wang	212-834-5833	Structuring/ Home Equity Trading
			Robert Miller	212-834-2428
			Raj Kothari	212-834-3339
			Kevin Lynn	212-834-2394
			Osmin Rivera	212-834-2151

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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